UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐	Definitive Information Statement

YUNHONG CTI LTD.
(Name of Registrant as Specified In Its Charter)

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(3)

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(4)	Proposed maximum aggregate value of transaction:____________

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YUNHONG CTI LTD.

22160 N. Pepper Road

Lake Barrington, Illinois 60010

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement (the “Information Statement”) is being mailed on or about August 14, 2020 to the stockholders of record on August 12, 2020 (the “Record Date”) of Yunhong CTI Ltd., an Illinois corporation (the “Company”), in connection with certain action taken by the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company as of the Record Date. The action to be taken pursuant to the written consent may not take effect until no earlier than 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Frank Cesario
Frank Cesario
President, Chief Executive Officer, Secretary and Director

NOTICE OF ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS.

To the Company’s Stockholders:

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent (the “Written Consent”) of the holders of a majority of the voting power of the outstanding capital stock of the Company as of the Record Date, in lieu of a special meeting of the stockholders:

1.

An amendment to our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to increase our authorized shares of common stock from 15,000,000 to 50,000,000 (the “Share Increase”).

The above-referenced action is more fully described in the accompanying Information Statement. The action by Written Consent was taken pursuant to Sections 7.10 and 10.20 of the Illinois Business Corporation Act of 1983, our Amended and Restated By-Laws (the “By-Laws”) and our Articles of Incorporation, each of which permits that any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The accompanying Information Statement is being furnished to all our stockholders in accordance with Article II Section 8 of our By-Laws, Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by the Written Consent before it becomes effective.

Stockholders of record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capitalization consisted of (a) 15,000,000 shares of common stock, no par value per share, (the “Common Stock”) of which (i) 4,768,433 shares were issued and outstanding, (ii) 43,658 shares were held in treasury or owned by Company subsidiaries, (iii) 7,000,000 shares were reserved for issuance upon conversion of shares of Series A Convertible Preferred Stock (“Series A Preferred”) and (iv) 292,660 shares were reserved for issuance upon exercise of outstanding warrants; and (b) 3,000,000 shares of preferred stock, no par value per share, of which 590,860 shares of Series A Preferred were issued and outstanding. Holders of Series A Preferred vote together with the holders of the Company’s Common Stock on an as-converted basis (subject to certain limitations described below), whereby each share of Series A Preferred is entitled to ten (10) votes, subject to adjustment. Each share of Common Stock is entitled to one (1) vote.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Exchange Act, to notify the Company’s stockholders as of the Record Date of the corporate action approved by the Written Consent of stockholders representing a majority of the voting rights of the Company’s outstanding capital stock.

Stockholders holding a majority of the voting power of the Company’s outstanding voting securities approved the corporate matters outlined in this Information Statement, consisting of the approval of:

1.

An amendment to our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to increase our authorized shares of common stock from 15,000,000 to 50,000,000 (the “Share Increase”).

Who is Entitled to Notice?

Each holder of record of outstanding voting securities, as of the Record Date will be entitled to notice of the Written Consent.

What Vote is Required to Approve the Action?

The affirmative vote of a majority of the voting power of the Company’s voting securities outstanding on the Record Date is required for approval of the amendment to our Articles of Incorporation to effectuate the Share Increase.

ACTION 1

Our board of directors (the “Board”), and the holders of a majority of the voting securities have approved the Share Increase.

Background and Reasons for the Share Increase

On December 14, 2017, the Company entered into a Revolving Credit, Term Loan and Security Agreement (the “Loan Agreement”) with PNC Bank, National Association (“Lender”).

Prior to January 13, 2020, certain events of default under the Loan Agreement had occurred (the "Prior Defaults"). On January 13, 2020, a Limited Waiver, Consent, Amendment No. 5 and Forbearance Agreement (the “Forbearance Agreement”) between Lender and the Company became effective, pursuant to which Lender agreed to, among other things, forebear from exercising the rights and remedies in respect of the Prior Defaults afforded to Lender under the Loan Agreement for a period ending no later than December 31, 2020 (the “Forbearance Period”).

On June 15, 2020, the Lender provided the Company notice (the “Default Notice”) that (i) an additional Event of Default (as defined in the Loan Agreement) had occurred and is continuing as a result of the Company's failure to maintain a Fixed Charge Coverage Ratio (as defined in the Loan Agreement) of 0.75 to 1.00 for the three-month period ended March 31, 2020 (the "March FCCR Default"), (ii) as a result of the occurrence and continuance of the March FCCR Default, the Forbearance Period has ended, and (iii) as a result of the termination of the Forbearance Period, the Lender is entitled to exercise immediately all of its rights and remedies under the Loan Agreement including, without limitation, ceasing to make further advances to the Company and declaring all obligations to be immediately due and payable in accordance with the Loan Agreement.

The Lender has continued to make advances to the Company (“Discretionary Advances”), although it is not required to do so under the terms of the Loan Agreement due to the Events of Default. On July 17, 2020, the Lender provided the Company notice that multiple previously disclosed events, which each constitute an Event of Default, are continuing to occur. Additionally, the Lender required that the Company obtain a commitment for third-party equity funding in an amount not less than $3,000,000 by no later than July 31, 2020 (the “Required Financing”). Absent such commitment, the Lender advised that it may cease making discretionary advances to the Company. The Lender further advised the Company that any additional advances will only be made if critical to the preservation of the Lender’s collateral.

As of the Record Date, the Company’s capitalization consisted of (a) 15,000,000 shares of common stock, no par value per share, (the “Common Stock”) of which (i) 4,768,433 shares were issued and outstanding, (ii) 43,658 shares were held in treasury or owned by Company subsidiaries, (iii) 7,000,000 shares were reserved for issuance upon conversion of shares of Series A Convertible Preferred Stock (“Series A Preferred”) and (iv) 292,660 shares were reserved for issuance upon exercise of outstanding warrants, and (b) 3,000,000 shares of preferred stock, no par value per share, of which 590,860 shares of Series A Preferred were issued and outstanding, resulting in 2,895,249 shares of Common Stock remaining for issuance as of the Record Date. To ensure that the Company has a sufficient amount of shares of Common Stock available to conduct the Required Financing, the Board believes that the Share Increase is advisable and in the best interests of the Company and its shareholders. The Company currently contemplates conducting a registered public offering of common stock to satisfy the Required Financing and to provide additional working capital for the Company, although there can be no assurance that such financing will be completed or the terms upon which it may be sold.

In addition, the Share Increase will provide the Company with flexibility in completing financing and capital raising transactions, which may be necessary for it to execute its future business plans.  Other possible business and financial uses for the additional shares include, without limitation, attracting and retaining employees by the issuance of additional securities, and other transactions and corporate purposes that the Board may deem are in the Company’s best interest.  The Company could also use the additional shares for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments.  The Company believes that the additional authorized shares would enable the Company to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further shareholder approval and holding a special shareholders’ meeting before such issuance(s) could proceed, except as provided under Illinois law.  Except for the Required Financing, we have no plan, commitment, arrangement, understanding, or agreement, either oral or written, regarding the issuance of Common Stock in connection with one or more such strategic transactions subsequent to Share Increase. The Company reviews and evaluates potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of the Company and its shareholders.  The Company cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance shareholder value, or that they will not adversely affect the Company’s business or the trading price of its Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information concerning the beneficial ownership of the Company’s Common Stock by (i) each person or group of persons known to beneficially own more than 5% of the outstanding shares of our Common Stock, (ii) each person who is our executive officer or director and (iii) all such executive officers and directors as a group. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of the Record Date through the exercise of any option, warrant, conversion privilege or similar right. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock that could be issued upon the exercise of outstanding options and warrants that are exercisable within 60 days of the Record Date are considered to be outstanding. These shares, however, are not considered outstanding as of the Record Date when computing the percentage ownership of each other person, except as specifically set forth below. Unless otherwise indicated, the address of each of the following beneficial owner is c/o Yunhong CTI Ltd., 22160 N. Pepper Road, Lake Barrington, Illinois 60010.

Name and address of beneficial owner	Shares of Common Stock Beneficially Owned		Shares of Series A Preferred Stock		Percentage of Common Shares Beneficially Owned
Directors and Named Executive Officers
Frank J. Cesario President, Chief Executive, Secretary and Director	2,000		-		*
Jennifer Connerty Chief Financial Officer	-		-		*
Jana Schwan	5,725		-		*
Chief Operations Officer
Bret Tayne	13,666		-		*
Director
John Klimek	1,457		-		*
Director
Art Gisonni	140,000		-		2.94%
Director
Yubao Li	5,400,000	(1)	500,000	(2)(3)	55.28%
Chairman of the Board
Wan Zhang	-		-		-
Director
Yaping Zhang	-		-		-
Director
All officers and directors as a group (9 persons)	5,562,848		500,000		56.95%
5% Holders
John Schwan	1,011,439				21.18%
Stephen M. Merrick	834,800				17.48%

* Less than 1%

1.

Represents 400,000 shares of common stock and 5,000,000 shares of common stock issuable upon conversion of 500,000 shares of Series A Convertible Preferred Stock held by LF International Pte. Ltd., a Singapore private limited company, which is beneficially owned by Mr. Yubao Li.

2.	Represents approximately 85% of the issued and outstanding shares of the Company’s Series A Preferred.
3.	These shares are held by LF Investments Pte. Ltd., a Singapore private limited company controlled by Mr. Li.
4.	Includes 8,000 shares of the Company’s Common Stock issuable upon exercise of outstanding options held by Mr. Schwan. Mr. Schwan resigned as Chairman of the Board of Directors on June 1, 2020.
5.	Includes 8,000 shares of the Company’s Common Stock issuable upon exercise of outstanding options held by Mr. Merrick. Mr. Merrick resigned as a Director of the Company on June 1, 2020.

To our knowledge, all beneficial owners named in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Description of Common Stock

The holders of Common Stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of Common Stock have the sole right to vote, except as otherwise provided by law or by our Articles of Incorporation. The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors at the Company’s annual meeting, and other general stockholder action, requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is present. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

The holders of Common Stock are entitled to receive dividends, if declared by our Board, out of funds legally available. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities, including the Series A Preferred liquidation preference discussed below.

The authorized but unissued shares of our Common Stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock may enable our Board to issue shares of stock to persons friendly to existing management, which may deter or frustrate a takeover of the Company.

Description of Series A Preferred

On January 3, 2020, the Company filed a certificate of designation with the Secretary of State of Illinois to designate 700,000 shares of Series A Preferred with a stated value of $10.00 per share and, on February 12, 2020, submitted for filing an amended and restated certificate of designation with the Secretary of State of Illinois (as amended and restated, the “Series A Certificate of Designation”).

Dividend Rights

Under the Series A Certificate of Designation, holders of the Series A Preferred will be entitled to receive quarterly dividends at the annual rate of 8% of the stated value. Such dividends may be paid in cash or in shares of Common Stock in the Company’s discretion.

Conversion Rights

Each holder of Series A Preferred shall have the right to convert the stated value of such shares, as well as accrued but unpaid declared dividends thereon (collectively the “Conversion Amount”) into shares of the Company’s Common Stock. The number of shares of Common Stock issuable upon conversion of the Conversion Amount shall equal the Conversion Amount divided by the conversion price of $1.00, subject to certain customary adjustments.

Beneficial Ownership Limitation

The Series A Preferred includes a limitation on beneficial ownership, whereby a holder may not convert any shares of Series A Preferred to the extent that after giving effect to such conversion, such holder (together with its affiliates) would have acquired, through conversion of shares of the Series A Preferred, beneficial ownership of a number of shares of the Company’s Common Stock that exceeds 4.99% (“Maximum Percentage”) of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be waived, in whole or in party, upon 61 days' prior notice from a holder to the Company.

Voting Rights

Holders of Series A Preferred shall vote together with the holders of the Company’s Common Stock on an as-if-converted basis, whereby each share of Series A Preferred will be entitled to ten (10) votes, subject to adjustment, but in no event shall a share of Series A Preferred be entitled to more than twelve and one half (12.5) votes. In addition, so long as there are more than 50,000 shares of the Series A Preferred outstanding, the Company will be prohibited from taking certain actions without the consent of the holders of at least 80% of the outstanding shares of Series A Preferred. In addition, the Company shall not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series A Preferred, amend its Articles of Incorporation, the Series A Certificate of Designation or the By-Laws in any manner to decrease the number of authorized shares of Common Stock or in any manner that would otherwise adversely affect the rights, preferences or privileges of the holders of the Series A Preferred, except for an amendment to increase the number of authorized shares of Common Stock. Notwithstanding the foregoing, holders of Series A Preferred may not vote shares of Series A Preferred with respect to matters submitted to holders of Common Stock to the extent the shares of Common Stock issuable upon conversion of such Series A Preferred would exceed the beneficial ownership limitations described above.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of record of shares of Series A Preferred will be entitled to receive, in preference to any distribution to the holders of the Company’s other equity securities (including the Company’s Common Stock), a liquidation preference equal to $10 per share plus all accrued and unpaid dividends.

Reasons for Stockholder Approval

Pursuant to section 5(b)(3) of our Articles of Incorporation, the Company must obtain the approval of the holders of a majority of the voting power of the outstanding capital stock of the Company before amending its Articles of Incorporation.

Interests of Certain Persons in the Action

We do not believe that our officers or other directors have interests in the Offering, or any other transactions contemplated thereunder, that are different from or greater than those of any other of our stockholders.

Effects of Share Increase

The following table summarizes the principal effects of the Share Increase:

	Pre-Increase	Post-Increase
Common Stock
Issued and Outstanding	4,768,433	4,768,433
Authorized	15,000,000	50,000,000

Effect upon Rights of Existing Stockholders

The principal effect upon the rights of existing stockholders upon the Share Increase will be a dilution in their current voting percentage in the Company.

Potential Anti-Takeover Effects of the Increase in Authorized Shares

The overall effect of the Share Increase may be to render more difficult the consummation of mergers with the Company or the assumption of control by a principal stockholder, and thus make it difficult to remove management. The implementation of the Share Increase will have the effect of increasing the proportion of unissued authorized shares to issued shares. Under certain circumstances this may have an anti-takeover effect. These authorized but unissued shares could be used by the Company to oppose a hostile takeover attempt or to delay or prevent a change of control or changes in or removal of the Board, including a transaction that may be favored by a majority of our stockholders or in which our stockholders might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board could issue and sell shares, thereby diluting the stock ownership of a person seeking to effect a change in the composition of our Board or to propose or complete a tender offer or business combination involving us and potentially strategically placing shares with purchasers who would oppose such a change in the Board or such a transaction.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the proposed amendments to our Articles of Incorporation is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Absence of Dissenters’ Rights of Appraisal

Neither the approval by the Board or the stockholders of the Share Increase provides stockholders any right to dissent and obtain appraisal of or payment for such stockholder's shares under the Illinois Business Corporation Act, our Articles of Incorporation or our By-Laws.

Change in Control

On January 3, 2020, the Company entered into a stock purchase agreement (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, and LF International Pte. Ltd., a Singapore private limited company (the “Investor”), which is beneficially owned by Mr. Yubao Li, then director and now Chairman of the Board of the Company, agreed to purchase, up to 500,000 shares of the Company’s newly created Series A Convertible Preferred Stock, no par value per share (“Series A Preferred”), with each share of Series A Preferred initially convertible into ten shares of the Company’s common stock, at a purchase price of $10.00 per share, for aggregate gross proceeds of $5,000,000 (the “LF International Offering”). On January 13, 2020, the Company conducted its first closing of the LF International Offering, resulting in aggregate gross proceeds of $2,500,000, and the source of funds was working capital of the Investor. Additionally, on January 13, 2020, the Company elected Mr. Yubao Li to its Board of Directors. Mr. Li was appointed pursuant to the Purchase Agreement, whereby the Investor, which is controlled by Mr. Li, received the right to appoint one member to the Company’s board of directors, subject to adjustment. The Series A Preferred includes a limitation on beneficial ownership, whereby the Investor may not convert any shares of Series A Preferred to the extent that after giving effect to such conversion, the Investor (together with its affiliates) would have acquired, through conversion of shares of the Series A Preferred, beneficial ownership of a number of shares of the Company’s common stock that exceeds 4.99% ("Maximum Percentage") of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be waived, in whole or in party, upon 61 days' prior notice from Investor to the Company. The Purchase Agreement contemplates a second closing for the purchase and sale of an additional 250,000 shares of Series A Preferred (the “Second Closing”), which is subject to certain closing conditions.

On February 24, 2020, to permit an interim closing prior to the satisfaction of the relevant closing conditions to, and the consummation of, the Second Closing, the Company and the Investor entered into an amendment to the Purchase Agreement (the “Purchase Agreement Amendment”), pursuant to which the Company agreed to issue and sell, and the Investor agreed to purchase, 70,000 shares of Series A Preferred at a purchase price of $10.00 per share, for aggregate gross proceeds of $700,000 (the “Interim Closing”). As an inducement to enter into the Purchase Agreement Amendment, the Company i) granted to the Investor the right to appoint and elect a second member to the Company’s Board of Directors and ii) agreed to issue to the Investor 140,000 shares of the Company’s common stock. On February 28, 2020, the Company and the Investor closed on the Interim Closing.

On April 13, 2020, to permit an additional interim closing prior to the satisfaction of the relevant closing conditions to, and the consummation of, the Second Closing, the Company and the Investor entered into a second amendment to the Purchase Agreement (the “Second Purchase Agreement Amendment”), pursuant to which the Company agreed to issue and sell, and the Investor agreed to purchase, 130,000 shares of Series A Preferred at a purchase price of $10.00 per share, for aggregate gross proceeds of $1,300,000 (the “Additional Interim Closing”). As an inducement to enter into the Second Purchase Agreement Amendment, the Company i) granted to the Investor the right to appoint and elect a third member to the Company’s Board of Directors at the Company’s next annual meeting of stockholders and ii) agreed to issue to the Investor 260,000 shares of Common Stock. On April 13, 2020, the Company and the Investor closed on the Additional Interim Closing.

On June 5, 2020, the Company and the Investor conducted the Second Closing, as modified by the Interim Closing and Additional Interim Closing (the “Final Closing”), and closed on the issuance of 50,000 shares of Series A Preferred at a purchase price of $10.00 per share to the Investor for aggregate gross proceeds of $500,000 to the Company. As a result, the Investor holds, in the aggregate, approximately 57% of the voting control of the Company, resulting in a change of control of the Company from management to the Investor

The Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

Householding

We are delivering this Information Statement to all stockholders of record as of the Record Date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Information Statement if previously notified by their bank, broker or other holder. This process, by which only one Information Statement is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Copies of this Information Statement are available promptly by calling 847-382-1000, or by writing to 22160 N. Pepper Road, Lake Barrington, Illinois 60010. If you are receiving multiple copies of this Information Statement, you also may request orally or in writing to receive a single copy of this Information Statement by calling 847-382-1000, or by writing to 22160 N. Pepper Road, Lake Barrington, Illinois 60010.

FORWARD-LOOKING STATEMENTS AND INFORMATION

Various statements contained in or incorporated by reference into this Information Statement that express a belief, expectation, or intention, or that are not statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control. All statements, other than statements of historical fact, are forward-looking statements. When used in this Information Statement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” and similar expressions are intended to identify forward looking statements, although not all forward looking statements contain such identifying words. The forward-looking statements are based on management’s current expectations, estimates and projections about the Company. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, among others:

•	the Company's history of losses and ability to maintain profitability in the future;
•	the availability and reasonable price of helium to the Company's customers that use it to sell helium-filled balloons;
•	the implementation of planned expense reductions and planned business streamlining initiatives;
•	the Company's participation in highly competitive markets;
•	potential changes in the cost or availability of raw materials;
•	the Company's dependence on a limited number of suppliers;
•	the possible inability to obtain an adequate supply of raw materials;
•	the Company's reliance on a limited number of key customers;
•	the loss of one or more of the Company's key customers;
•	changing consumer demands;
•	developments or changes in technology;
•	risks of international operations and political environments;
•	dependence on the Company's intellectual property;
•	compliance with federal, state or local regulations;
•	the resolution of litigation or other legal proceedings to which the Company may become involved;
•	restrictions included in the Company’s credit facility;
•	the availability of funds under, or the loss of, the Company’s credit facility;
•	damage to or destruction of one or both of the Company’s principal plants;
•	the Company's ability to service its indebtedness; and
•	the Company's ability to invest in needed plant or equipment.

All forward-looking statements speak only as of the date of this Information Statement. You should not place undue reliance on these forward-looking statements. You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

Reports and other information filed by the Company are available at the SEC’s web site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

By order of the Board of Directors

August 12, 2020

/s/ Frank Cesario

Frank Cesario

President, Chief Executive Officer, Secretary and Director